 Exhibit 99.1

Castellum, Inc. Announces Strong Second Quarter Financial Results

BETHESDA, MD., August 14, 2023 (GLOBE NEWSWIRE) — Castellum, Inc. (the “Company”) (NYSE-American: CTM), a cybersecurity and electronic warfare company focused on the federal government, announces highlights of its operating results for its second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights

•	Revenues were $12.5 million compared to $9.9 million during the first quarter of 2023.
•	Gross profit was $5.2 million compared to $4 million during the first quarter of 2023.
•	Operating loss, inclusive of all non-cash charges ($2.0 million), was $1.9 million compared to $4.7 million during the first quarter of 2023.
•	Cash provided by operating activities was $0.6 million compared to negative $2.4 million during the first quarter of 2023.
•	Non-GAAP Recurring Cash Operating Profit was positive $86 thousand for the second quarter compared to negative $455 thousand during the first quarter of 2023.

Castellum, Inc.’s full financial results for the three and six months ended June 30, 2023, will be published later today on Form 10-Q at www.sec.gov.

“We are proud to announce another strong quarter for Castellum,” said Mark Fuller, President and CEO of Castellum. “Revenue was a record for the quarter, gross margins remain strong north of 40%, and recurring cash operating profit moved back to positive territory.  Our cost-cutting started in Q2 and we should see more impact in Q3 and full impact in Q4. With our growing pipeline of business development opportunities, our prospects for organic growth are the best they have ever been. We also continue to selectively look at M&A opportunities.”

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in Item 1A. “Risk Factors” section of the Company’s Form 10-Q and other filings with the Securities and Exchange Commission which can be viewed at www.sec.gov. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

Non-GAAP Financial Measures and Key Performance Metrics

This press release contains Non-GAAP Recurring Cash Operating Profit (Loss), which is a Non-GAAP financial measure that is used by management to measure the Company’s operating performance. A reconciliation of this measure to the most directly comparable GAAP financial measure is contained herein. To the extent required, statements disclosing the definition, utility, and purpose of this measure is also set forth herein.

Definition:

Non-GAAP Recurring Cash Operating Profit (Loss) represents the Company’s GAAP operating loss excluding non-cash charges such as stock-based compensation, depreciation, amortization, and change in the value of contingent earnout as well as any non-recurring charges.

Utility and Purpose:

The Company discloses Non-GAAP Recurring Cash Operating Profit (Loss) because this Non-GAAP measure is used by management to evaluate our business, measure its operating performance, and make strategic decisions. We believe Non-GAAP Recurring Cash Operating Profit (Loss) is useful for investors and others in understanding and evaluating our operating results in the same manner as its management. However, Non-GAAP Recurring Cash Operating Profit (Loss) is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for GAAP operating loss or any other operating performance measure calculated in accordance with GAAP. Using this Non-GAAP measure to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report a measure titled Non-GAAP Recurring Cash Operating Profit (Loss), this measure may be calculated differently from how we calculate this Non-GAAP financial measure, which reduces its overall usefulness as a comparative measure. Because of these inherent limitations, you should consider Non-GAAP Recurring Cash Operating Profit (Loss) alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

Castellum, Inc.

Reconciliation of unaudited Non-GAAP Recurring Cash Operating Profit to Operating Loss

Three Months Ended June 30, 2023

Revenues	$12,475,802
Gross profit	5,211,818
Operating loss	(1,893,891)

Non-cash charges:
Depreciation and amortization	680,407
Stock based compensation	1,216,194
Gain from change in value of contingent earnout	83,000
Total non-cash charges	1,979,601

Non-GAAP Recurring Cash Operating Profit	$85,710

Contact:

Mark Fuller, President & CEO
info@castellumus.com
301-961-4895